COMMON STOCK                                      PAR VALUE $.01

NUMBER         INCORPORATED UNDER THE LAWS OF                       SHARES
               THE STATE OF DELAWARE

               THIS CERTIFICATE IS TRANSFERABLE
               IN NEW YORK, NEW YORK OR IN
               OKLAHOMA CITY, OKLAHOMA
                                                    SEE REVERSE FOR CERTAIN
                                                    DEFINITIONS
                                                    CUSIP 682680 10 3

                              ONEOK, INC.

               THIS IS TO CERTIFY THAT





               IS THE OWNER OF

               FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

               ONEOK, INC. (hereinafter and on the reverse of this certificate termed the Corporation), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

                    Witness the facsimile signatures of the duly
               authorized officers of the Corporation.

ONEOK, INC.
                                        Dated

                                        COUNTERSIGNED AND REGISTERED:
                                                            LIBERTY BANK
                                             and Trust Company of Oklahoma
                                               City, N.A.
                                             (Oklahoma City, Oklahoma)
                                             TRANSFER AGENT AND REGISTRAR

                    CHAIRMAN OF THE BOARD
                                             BY
                              SECRETARY
                                             AUTHORIZED SIGNATURE